EXHIBIT 99.1



       Ciena Reports Unaudited Fiscal Fourth Quarter and Year-End Results

         Quarterly revenue of $160.0 million represents 35.3% year-over-year growth; Company achieves profitability for fiscal fourth quarter and fiscal 2006



    LINTHICUM, Md.--(BUSINESS WIRE)--December 14, 2006--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced unaudited results for its fiscal fourth quarter and fiscal year ending October
31, 2006.

    Ciena's unaudited fiscal fourth quarter revenue was $160.0 million, representing a 4.9% sequential increase from fiscal third quarter revenue of $152.5 million and an increase of 35.3% over revenue of $118.2 million for the same period a year ago. For the fiscal year ending October 31, 2006, Ciena's unaudited revenue was $564.1 million, representing an increase of 32.0 % over revenue of $427.3 million for the same year-ago period.

    Ciena's unaudited fiscal fourth quarter net income was $13.1 million, or a net income of $0.14 per diluted share. This compares to a net loss of $252.9 million, or a net loss of $3.06 per share, in the same period a year ago. Net loss for the fiscal fourth quarter 2005 reflects an aggregate charge of $222.3 million associated with impairment of goodwill and long-lived assets. For the fiscal year ending October 31, 2006, Ciena's net income was $0.6 million, or a net income of $0.01 per diluted share. This compares to a net loss of $435.7 million, or a net loss of $5.30 per share, in the same twelve-month period a year ago.

    "Ciena's return to profitability in fiscal 2006 can be attributed to the focused, persistent execution of our strategy. Continuing to invest in innovation has enabled us to leverage our network specialist position, thereby driving strong revenue growth," said Ciena CEO and President, Gary Smith. "As a result, our fiscal fourth quarter results represent our eleventh sequential quarterly increase in revenue, at a pace exceeding that of the overall market. Customers are embracing the value of our FlexSelect(TM) Architecture, a unique formula for facilitating network transition, and we are beginning to reap the benefits of bringing that vision to market."

    Non-GAAP Presentation of Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges or credits that are required by Generally Accepted Accounting Principles (GAAP). These items, which are identified in the table that follows (in thousands, except per share data), share one or more of the following characteristics: they are unusual, and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.




                       Quarter ended Oct. 31,    Year ended Oct. 31,
                       ----------------------- -----------------------
Item                      2005        2006        2005        2006
                       ----------- ----------- ----------- -----------

Stock-based
 compensation-product  $        -  $      204  $        -  $    1,075
Stock-based
 compensation-services          -         206           -         810
Stock-based
 compensation-research
 and development              356         938       4,404       5,057
Stock-based
 compensation-sales
 and marketing                147         706       4,404       3,415
Stock-based
 compensation-general
 and administrative           128         963         633       3,385
Amortization of
 intangible assets          8,514       6,296      38,782      25,181
Restructuring costs         2,773        (366)     18,018      15,671
Goodwill impairment       176,600           -     176,600           -
Long-lived asset
 impairment                45,728           6      45,862           -
Provision for
 (recovery of)
 doubtful accounts,
 net                           (2)        (41)      2,602      (3,031)
Gain on lease
 settlement                     -           -           -     (11,648)
Contingent legal and
 consulting fees upon
 litigation settlement          -           -           -       5,705
(Gain) loss on equity
 investments, net             500           -       9,486        (215)
Gain on extinguishment
 of debt                        -           -      (3,882)     (7,052)
Income tax adjustment       6,477      (7,443)     49,435     (12,734)
                       ----------- ----------- ----------- -----------
Total adjustments      $  241,221  $    1,469  $  346,344  $   25,619
                       =========== =========== =========== ===========

GAAP net income (loss) $ (252,870) $   13,081  $ (435,699) $      595
Adjustment for the
 items above              241,221       1,469     346,344      25,619
                       ----------- ----------- ----------- -----------
Adjusted (non-GAAP)
 net income (loss)     $  (11,649) $   14,550  $  (89,355) $   26,214
                       =========== =========== =========== ===========


Numerator for Adjusted
 (non-GAAP) diluted
 EPS calculation
Adjusted (non-GAAP)
 net income (loss)     $  (11,649) $   14,550  $  (89,355) $   26,214
Add: Interest expense
 associated with
 convertible notes
 (excluding anti-
 dilutive expense)
 adjusted for tax
 effect                         -         122           -         272
                       ----------- ----------- ----------- -----------
Adjusted (non-GAAP)
 net income (loss)
 used to calculate
 Adjusted (non-GAAP)
 diluted EPS           $  (11,649) $   14,672  $  (89,355) $   26,486
                       =========== =========== =========== ===========


Denominator for
 Adjusted (non-GAAP)
 diluted EPS
 calculation
Basic weighted average
 shares issued and
 outstanding               82,689      84,657      82,170      83,840
Add: Weighted average
 shares issuable under
 stock options,
 warrants and
 restricted stock
 units                          -         899           -       1,171
Add: Weighted average
 shares associated
 with convertible
 notes on an "if
 converted" basis               -       7,590           -           -
                       -----------------------------------------------



                       -----------------------------------------------
                       Quarter ended Oct. 31,    Year ended Oct. 31,
                       ----------------------- -----------------------
Item                      2005        2006        2005        2006
                       ----------- ----------- ----------- -----------
Diluted weighted
 average shares issued
 and outstanding           82,689      93,146      82,170      85,011
Add: Weighted average
 shares associated
 with convertible
 notes on an "if
 converted" basis (1)           -           -           -       4,203
                       ----------- ----------- ----------- -----------
Adjusted (non-GAAP)
 diluted weighted
 average shares issued
 and outstanding           82,689      93,146      82,170      89,214
                       =========== =========== =========== ===========

Adjusted (non-GAAP)
 basic EPS             $    (0.14) $     0.17  $    (1.09) $     0.31
Adjusted (non-GAAP)
 diluted EPS           $    (0.14) $     0.16  $    (1.09) $     0.30

  Please see Appendix A for additional information about this table.

(1) These shares, underlying Ciena's 0.25% convertible senior notes, are excluded from the calculation of GAAP net income per diluted share for the fiscal year ended October 31, 2006 because of their anti-dilutive effect.



    Adjusting Ciena's unaudited fiscal fourth quarter 2006 GAAP net income of $13.1 million for the items noted above would increase the Company's adjusted (non-GAAP) net income in the quarter to $14.6 million, or an adjusted (non-GAAP) net income of $0.16 per adjusted diluted share. This compares with an adjusted (non-GAAP) net loss of $11.6 million, or an adjusted (non-GAAP) net loss of $0.14 per share, in the same year-ago period.

    Adjusting Ciena's unaudited fiscal year 2006 GAAP net income of $0.6 million for the items noted above would increase the Company's adjusted (non-GAAP) net income for the year to $26.2 million, or an adjusted (non-GAAP) net income of $0.30 per adjusted diluted share. This compares with an adjusted (non-GAAP) net loss of $89.4 million, or an adjusted (non-GAAP) net loss of $1.09 per share, in the same year-ago period.

    To aid investors' understanding of Ciena's results and the effect of SFAS 123R-related share-based compensation expenses, the following table (in thousands, except per share data) summarizes the presentation of Ciena's financial results covered in this press release for both the Company's fiscal fourth quarter 2005 and fiscal fourth quarter 2006.

    Periods prior to the Company's fiscal first quarter 2006 have not been restated to reflect, and do not include, the impact of SFAS 123R. Prior periods do include share-based compensation expense recognized in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as interpreted by Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 44.




                                     Quarter ended Oct. 31,
                          --------------------------------------------
                                  2005                  2006
                          --------------------- ----------------------
                           Net loss   Net loss     Net     Net income
                                     per share    income   per diluted
                                                              share
                          --------------------- ----------------------
GAAP
-------------------------
1. GAAP results as
    reported              $(252,870)    $(3.06)   $13,081       $0.14
                          ========== ========== ========== ===========
Non-GAAP
-------------------------
1. GAAP results less SFAS
    123R-related share-
    based compensation
    expense                  N/A        N/A       $16,098       $0.17
                          ========== ========== ========== ===========
2. GAAP results less APB
    25-related share-
    based compensation
    expense               $(252,239)    $(3.05)    N/A        N/A
                          ========== ========== ========== ===========
3. As-adjusted results
    (excludes SFAS 123R
    and APB 25-related
    share-based
    compensation expense
    and other items as
    defined in previous
    table)                 $(11,649)    $(0.14)   $14,550       $0.16
                          ========== ========== ========== ===========



    Fourth Quarter 2006 Financial Highlights

    -- Ciena delivered fiscal fourth quarter sequential revenue growth of 4.9% and year-over-year revenue growth of 35.3%.

    -- Ciena used $15.0 million (including $10.2 million of semi-annual interest payments on the Company's outstanding 3.75% convertible notes) in cash for operations in the fiscal fourth quarter.

    -- Ciena ended the fiscal fourth quarter 2006 with cash and short- and long-term investments of $1.2 billion.

    -- Ciena reduced operating expenses to $68.9 million in the fiscal fourth quarter 2006.

    Fourth Quarter 2006 Customer and Product Highlights

    -- Swisscom and Ciena announced that Swisscom's Carrier Optical Service (COS) and Ciena's optical Ethernet platforms -- the CN 4200(TM) FlexSelect(TM) Advanced Services Platform and CN 2300(TM) Managed Optical Services Multiplexer-- have been certified by the Metro Ethernet Forum for carrier Ethernet Services at the User Network Interface (UNI).

    -- Interoute and Ciena expanded existing relationship to upgrade and extend the operator's Eastern European network, positioning Interoute as the first service provider to offer carrier-class 10-Gigabit wavelength and 10-Gigabit Ethernet services on-demand to enterprise customers in emerging
        European Union countries.

    -- Internet2 and Ciena announced a partnership to deploy Ciena's CoreDirector(R) Multiservice Switch in the new Internet2 nationwide advanced research and education network. Ciena also became an Internet2 Corporate Partner, the highest level partnership offered, to further advance the exploration and development of next-generation optical switching technology.

    -- Ciena was selected by University of Tennessee at Knoxville for an optical control plane research collaboration to automate configuration and provisioning of lightpaths in support of grid computing applications.

    -- Ciena introduced Data Migration Managed Service (DMMS), a flexible, short-term solution for enterprise data migration needs built around Ciena's award winning CN 2000(TM) Storage Extension Platform and ON-Center(R) Network Management Suite.

    Business Outlook

    "We remain encouraged by the continued improvement in the strength of our addressable market, and are building momentum with customers as they transition their networks to Ethernet-centric, converged architectures in support of demand for a broader mix of services," said Smith. "We've demonstrated progress in several strategic areas, and are confident that sustained execution of our strategy will enable us to become even more globally competitive and continue improving our overall financial performance in 2007 and beyond."

    Smith concluded: "We expect to deliver, on a percentage basis, low single-digit sequential revenue growth in our fiscal first quarter 2007. And, based on our current order pipeline we see growth improving during the balance of the year."

    Live Web Broadcast of Unaudited Fiscal Fourth Quarter Results

    Ciena will host a discussion of its unaudited fiscal fourth quarter results with investors and financial analysts today, Thursday, December 14, 2006 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on August 31, 2006. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: we remain encouraged by the continued improvement in strength of our addressable market, and are building momentum with customers as they transition their networks to Ethernet-centric, converged architectures in support of demand for a broader mix of services; we've demonstrated progress in several strategic areas, and are confident that sustained execution of our strategy will enable us to become even more globally competitive and continue improving our overall financial performance in 2007 and beyond; we expect to deliver, on a percentage basis, low single-digit sequential revenue growth in our fiscal first quarter 2007; based on our current order pipeline we see growth improving during the balance of the year. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

    (Unaudited Consolidated Balance Sheets, Statement of Operations
                        and Cash Flows follow)




                          CIENA CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)


ASSETS
                                              Year Ended October 31,
                                            --------------------------
Current assets:                                2005          2006
                                            ------------  ------------
   Cash and cash equivalents                $   358,012   $   220,164
   Short-term investments                       579,531       628,393
   Accounts receivable, net                      72,786       107,172
   Inventories, net                              49,333       106,085
   Prepaid expenses and other                    37,867        36,372
                                            ------------  ------------
      Total current assets                    1,097,529     1,098,186
   Long-term investments                        155,944       351,407
   Equipment, furniture and fixtures, net        28,090        29,427
   Goodwill                                     232,015       232,015
   Other intangible assets, net                 120,324        91,274
   Other long-term assets                        41,327        37,404
                                            ------------  ------------
      Total assets                          $ 1,675,229   $ 1,839,713
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                         $    43,868   $    39,277
   Accrued liabilities                           76,491        79,282
   Restructuring liabilities                     15,492         8,914
   Unfavorable lease commitments                  9,011         8,512
   Income taxes payable                           5,785         5,981
   Deferred revenue                              27,817        19,637
                                            ------------  ------------
      Total current liabilities                 178,464       161,603
Long-term deferred revenue                       15,701        21,039
Long-term restructuring liabilities              54,285        26,720
Long-term unfavorable lease commitments          41,364        32,785
Other long-term obligations                       1,296         1,678
Convertible notes payable                       648,752       842,262
                                            ------------  ------------
      Total liabilities                         939,862     1,086,087
                                            ------------  ------------
Commitments and contingencies
Stockholders' equity:
   Preferred stock - par value $0.01;
    20,000,000 shares authorized; zero
    shares issued and outstanding                     -             -
   Common stock - par value $0.01;
    140,000,000 shares authorized;
    82,905,849 and 84,891,656 shares issued
    and outstanding                                 829           849
   Additional paid-in capital                 5,494,587     5,505,853
   Deferred stock compensation                   (2,286)            -
   Changes in unrealized gains on
    investments, net                             (4,673)         (496)
   Translation adjustment                          (495)         (580)
   Accumulated deficit                       (4,752,595)   (4,752,000)
                                            ------------  ------------
      Total stockholders' equity                735,367       753,626
                                            ------------  ------------
   Total liabilities and stockholders'
    equity                                  $ 1,675,229   $ 1,839,713
                                            ============  ============






                          CIENA CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)


                   Quarter Ended October 31,  Year Ended October 31,
                   ------------------------- -------------------------
                      2005         2006         2005         2006
                   ------------ ------------ ------------ ------------
Revenue:
   Products        $   102,909  $   141,469  $   374,275  $   502,427
   Services             15,274       18,483       52,982       61,629
                   ------------ ------------ ------------ ------------
Total revenue          118,183      159,952      427,257      564,056
                   ------------ ------------ ------------ ------------

Costs:
   Products             59,484       73,955      248,931      263,667
   Services             11,535       13,241       42,136       42,608
                   ------------ ------------ ------------ ------------
Total cost of
 goods sold             71,019       87,196      291,067      306,275
                   ------------ ------------ ------------ ------------
   Gross profit         47,164       72,756      136,190      257,781
                   ------------ ------------ ------------ ------------
Operating
 expenses:
   Research and
    development         32,161       26,561      137,245      111,069
   Selling and
    marketing           28,325       26,302      115,022      104,434
   General and
    administrative       7,672       10,117       33,715       47,476
   Amortization of
    intangible
    assets               8,514        6,296       38,782       25,181
   Restructuring
    costs                2,773         (366)      18,018       15,671
   Goodwill
    impairment         176,600            -      176,600            -
   Long-lived
    asset
    impairments         45,728            6       45,862            -
   Provision for
    (recovery of)
    doubtful
    accounts, net           (2)         (41)       2,602       (3,031)
   Gain on lease
    settlement               -            -            -      (11,648)
                   ------------ ------------ ------------ ------------
      Total
       operating
       expenses        301,771       68,875      567,846      289,152
                   ------------ ------------ ------------ ------------
Gain (loss) from
 operations           (254,607)       3,881     (431,656)     (31,371)
Interest and other
 income (expense),
 net                     9,236       15,741       31,294       50,245
Interest expense        (6,794)      (6,149)     (28,413)     (24,165)
Gain (loss) on
 equity
 investments, net         (500)           -       (9,486)         215
Gain on
 extinguishment of
 debt                        -            -        3,882        7,052
                   ------------ ------------ ------------ ------------
Income (loss)
 before income
 taxes                (252,665)      13,473     (434,379)       1,976
Provision for
 income taxes              205          392        1,320        1,381
                   ------------ ------------ ------------ ------------
Net income (loss)  $  (252,870) $    13,081  $  (435,699) $       595
                   ============ ============ ============ ============
Basic net income
 (loss) per common
 share             $     (3.06) $      0.15  $     (5.30) $      0.01
                   ============ ============ ============ ============
Diluted net income
 (loss) per common
 share and
 dilutive
 potential common
 share             $     (3.06) $      0.14  $     (5.30) $      0.01
                   ============ ============ ============ ============
Weighted average
 basic common
 shares
 outstanding            82,689       84,657       82,170       83,840
                   ============ ============ ============ ============
Weighted average
 basic common and
 dilutive
 potential common
 shares
 outstanding            82,689       93,146       82,170       85,011
                   ============ ============ ============ ============






                          CIENA CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)


                                              Year Ended October 31,
                                            --------------------------
                                               2005          2006
                                            ------------  ------------
Cash flows from operating activities:
   Net income (loss)                        $  (435,699)  $       595
   Adjustments to reconcile net income
    (loss) to net cash used in operating
    activities:
      Early extinguishment of debt               (3,882)       (7,052)
      Amortization of premium (discount) on
       marketable securities                     13,636          (823)
      Non-cash loss from equity investments       9,486           733
      Non-cash impairment of long-lived
       assets                                    45,862             -
      Depreciation and amortization of
       leasehold improvements                    33,377        16,401
      Goodwill impairment                       176,600             -
      Stock-based compensation                    9,441        14,042
      Amortization of intangible assets          42,651        29,050
      Provision for doubtful accounts             2,602             -
      Provision for inventory excess and
       obsolescence                               5,232         9,012
      Provision for warranty and other
       contractual obligations                    9,738        14,522
      Other                                       3,218         2,028
      Changes in assets and liabilities:
         Accounts receivable                    (29,510)      (34,386)
         Inventories                             (6,951)      (65,764)
         Prepaid expenses and other               7,420         4,056
         Accounts payable and accruals          (19,633)      (59,161)
         Income taxes payable                     2,431           196
         Deferred revenue and other
          obligations                             5,942        (2,842)
                                            ------------  ------------
         Net cash used in operating
          activities                           (128,039)      (79,393)
                                            ------------  ------------
Cash flows from investing activities:
   Additions to equipment, furniture,
    fixtures and intellectual property          (11,315)      (17,760)
   Proceeds from sale of equipment,
    furniture and fixtures                          278             -
   Restricted cash                                1,986         4,552
   Purchase of available for sale
    securities                                 (578,846)   (1,090,409)
   Maturities of available for sale
    securities                                  910,505       851,084
   Minority equity investments, net               4,882           948
                                            ------------  ------------
      Net cash provided by (used in)
       investing activities                     327,490      (251,585)
                                            ------------  ------------
Cash flows from financing activities:
   Proceeds from issuance of 0.25%
    convertible senior notes payable                  -       300,000
   Repurchase of 3.75% convertible notes
    payable                                     (36,913)      (98,410)
   Debt issuance costs                                -        (7,990)
   Purchase of call spread option                     -       (28,457)
   Proceeds from issuance of common stock
    and warrants                                  9,558        27,987
   Repayment of notes receivable from
    stockholders                                     48             -
                                            ------------  ------------
      Net cash provided by (used in)
       financing activities                     (27,307)      193,130
                                            ------------  ------------
      Net (decrease) increase in cash and
       cash equivalents                         172,144      (137,848)
Cash and cash equivalents at beginning of
 period                                         185,868       358,012
                                            ------------  ------------
Cash and cash equivalents at end of period  $   358,012   $   220,164
                                            ============  ============
Supplemental disclosure of cash flow
 information
   Cash paid during the period for:
      Interest                              $    25,817   $    21,685
                                            ============  ============
      Income taxes                          $       977   $       969
                                            ============  ============



    Appendix A

    The adjustments management makes in analyzing Ciena's fiscal fourth quarter and fiscal years-ended 2005 and 2006 GAAP results are as follows:

    -- Stock compensation costs - As of November 1, 2005, Ciena adopted SFAS 123R. In accordance with the modified prospective application transition method, Ciena's consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123R. Prior periods do include share-based compensation expense recognized in accordance with APB 25 as interpreted by FASB Interpretation (FIN) No. 44.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life and which the Company feels is not reflective of its ongoing operating costs.

    -- Restructuring costs - non-recurring charges incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Goodwill impairment - non-cash expense resulting from the decline in the forecasted market demand for the Company's products.

    -- Long-lived asset impairment - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Provision for (recovery of) doubtful accounts - a non-recurring charge unrelated to normal operations resulting from an assessment of doubtful payment due to a customer's financial condition.

    -- Gain on lease settlement - a non-recurring gain unrelated to normal operations resulting from termination of obligations under a lease for an unused facility.

    -- Contingent legal and consulting fees upon litigation settlement - included in general and administrative expenses during our third quarter of fiscal 2006 were $5.7 million in contingent fees paid to outside counsel and advisors connected with the settlement of patent litigation with Nortel Networks.

    -- Loss (gain) on equity investments, net - a non-recurring gain or loss related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Loss (gain) on extinguishment of debt - a non-recurring gain or loss related to the early extinguishment of outstanding debt.

    -- Income tax affect on adjusted net income (loss) - the income tax charge or benefit on the adjusted net income or loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.



    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, (410) 694-5786
             pr@ciena.com
             or
             Investor Contact:
             Jessica Towns, (888) 243-6223
             ir@ciena.com